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EXHIBIT 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

        This AMENDMENT ("Amendment") is made as of May 18, 2009, by and between GAF Materials Corporation (the "Company") and Richard A. Nowak (the "Employee").

W I T N E S S E T H:

        WHEREAS, Employee and the Company entered into that certain Employment Agreement dated August 9, 2007 ("Employment Agreement"); and

        WHEREAS, the Company and Employee desire to amend the Employment Agreement on the terms and conditions set forth below, to provide for the continued employment of Employee under the terms herein specified; and

        NOW, THEREFORE, in consideration of the above-stated premises, the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1.
  Defined Terms.    Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

  2.
  Amendments to Agreement.    The Company and Employee agree to amend the Agreement as follows:

  a.
  Paragraph 3 shall be deleted in its entirety and replaced with the following new paragraph:

      3. Term of Agreement.    The Term of this Agreement shall commence on the date Employee executes this Agreement and shall continue until the close of business on December 31, 2010, unless earlier terminated as provided in Paragraph 11 (the "Term of Employment").

    b.
    The last sentence of Paragraph 5 shall be deleted and replaced with the following new sentence:

      Employee shall be eligible for annual merit increases of his base salary on the same terms and conditions as other executive officers.

    c.
    A new Paragraph 8A shall be added immediately after Paragraph 8 as follows:

      8A. Incentive Bonus.    Employee shall receive a bonus of $500,000 within 30 days of December 31, 2010 if (a) Employee's employment with the Company has not been terminated pursuant to Paragraph 11 or Employee has not resigned prior to the end of the Term of Employment and (b) the Employee has successfully completed the projects mutually agreed upon by Employee and Company; provided, however, that if Employee has not successfully completed such projects by December 31, 2010 and Employee's employment with the Company has not been terminated pursuant to Paragraph 11 or Employee has not resigned prior to the end of the Term of Employment, Employee shall receive a bonus of $250,000 within 30 days of December 31, 2010.

    d.
    Paragraph 9 shall be amended by adding at the end thereof the following sentence:

      From the effective date of the Amendment through the Term of Employment, Employee shall be eligible to participate in the Company's 2001 Long-Term Incentive Plan (or any successor plan) pursuant to the terms and conditions of such plan and on terms consistent with other executives of the Company.

    e.
    Paragraph 12(c) shall be deleted in its entirety and replaced with the following new subsection:

    (c)
    During the Term of Employment, if the Company terminates Employee's employment, Employee shall be entitled to severance pay in accordance with Company's Severance Pay Plan.

    f.
    The first sentence of Paragraph 14 shall be deleted in its entirety and replaced with the following new sentence:

      Nowak will sign the Company's Agreement Regarding Confidentiality and Competition under which, among other things, he agrees not to compete with the Company and its affiliate in the roofing business by accepting employment with or providing consulting services to any manufacturer that competes with the Company or any of its affiliates during the Term of Employment and for a two-year period thereafter commencing January 1, 2011, in consideration of which the Company shall pay Nowak $180,000.00 at the rate of $7,500.00 per month during such two-year period.

    g.
    Subsection (i) of Paragraph 15 shall be deleted in its entirety and replaced with the following new subsection:

      (i) From January 1, 2011 through December 31, 2011 (the "Consulting Term"), Employee would provide consulting services to the Company, provided that both Employee and the Company would have the right to terminate the Consulting Term at any time, for any reason upon not less than 90 days prior written notice to the other party.

  3.
  Effect on Agreement.    Except as specifically set forth in this Amendment, the Agreement shall remain unmodified and in full force and effect and is hereby ratified by Employee and Company.

  4.
  Effective Date.    The terms of this Amendment shall become effective upon full execution of this Amendment.

  5.
  Counterparts.    This Amendment may be executed in two counterparts, each of which shall be an original but both of which together shall constitute one and the same instrument.

  6.
  Headings.    Headings in this Amendment are for reference only, and shall not affect the interpretation or meaning of any provision of this Amendment.

  7.
  Disputes.    Employee and the Company agree to resolve any and all disputes that may arise over the terms of this Amendment in accordance with the provisions of Paragraph 21 of the Agreement.

        IN WITNESS WHEREOF, the Parties have signed this Agreement on the dates set forth.

WITNESSED:		GAF Materials Corporation
	/s/ CHRISTOPHER J. GAROFALO	By:	/s/ ROBERT TAFARO
		Name:	Robert Tafaro
		Title:	President and CEO
Date:	May 18, 2009	Date:	May 18, 2009

WITNESSED:
	/s/ JAN JERGER-STEVENS Jan Jerger- Stevens		/s/ RICHARD A. NOWAK Richard A. Nowak
Date:	May 8, 2009	Date:	May 8, 2009

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  EXHIBIT 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT